UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2008

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)		92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On April 2, 2008, Mark Leschly notified us that he would not stand for re-election as a director at our 2008 annual meeting of stockholders.

(d)

On April 2, 2008, our Board of Directors appointed Roger D. Billingsley, Ph.D., as a director and member of our Corporate Governance and Nominating Committee, effective immediately.  In connection with his appointment, Dr. Billingsley will enter into our standard form of indemnification agreement.  We are not aware of any transaction involving Senomyx and Dr. Billingsley requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment to our Board of Directors, Dr. Billingsley received an automatic stock option grant to purchase 30,000 shares of our common stock pursuant to our 2004 Equity Incentive Plan.  The stock option has an exercise price per share of $5.99, which was the closing price of our common stock as reported on the Nasdaq Global Market for Tuesday, April 1, 2008.

The press release dated April 3, 2008 announcing Dr. Billingsley’s appointment and Mr. Leschly’s decision not to stand for re-election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

99.1         Press release of Senomyx, Inc. dated April 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ JOHN POYHONEN
John Poyhonen Senior Vice President, Chief Financial and Business Officer

Date: April 3, 2008

INDEX TO EXHIBITS

99.1         Press release of Senomyx, Inc. dated April 3, 2008.